Exhibit 4 (e)

DEED OF ASSIGNMENT OF PHILIPPINE SELLER SHARES

DEED OF ASSIGNMENT (this “Deed of Assignment”) dated as of 30 April 2013 by and between SPi Global Holdings, Inc., a company incorporated under the laws of the Philippines (“Assignor”) and Asia Outsourcing Philippines Holdings, Inc., a company incorporated under the laws of the Philippines (“Assignee”).

W I T N E S S E T H :

WHEREAS, the Assignor is the registered owner of (i) 26,009 shares, including nominee shares as shown in Annex A hereto (the “SPi Tech Seller Shares”) of common capital stock, with a par value PHP30,000.00 per share, of SPi Technologies, Inc. (“SPi Technologies”), (ii) 242,564,559 shares, including nominee shares as shown in Annex A (the “SPi CRM Seller Shares”) of common capital stock, with a par value PHP1.00 per share, of SPi CRM, Inc. (“SPi CRM”), and (iii) 18,782,844 shares, including nominee shares as shown in Annex A (the “Infocom Seller Shares”) of common capital stock, with a par value PHP10.00 per share, of Infocom Technologies, Inc. (“Infocom”) (the SPi Tech Seller Shares, the SPi CRM Seller Shares and the Infocom Seller Shares together the “Philippine Seller Shares”).

WHEREAS, Assignor has agreed to assign, transfer and convey to Assignee, and Assignee has agreed to purchase and accept from Assignor, all of the rights, title and interests in and to the Philippine Seller Shares, which, for the avoidance of doubt, includes the nominee shares of SPi Technologies, SPi CRM and Infocom as shown in Annex A, upon the terms and conditions set out herein.

NOW, THEREFORE, in consideration of certain covenants and agreements between Assignor and Assignee and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged:

1. For and in consideration of the sum of US$318,840,000, with the SPi Tech Seller Shares valued at US$201,840,000, the SPi CRM Seller Shares valued at US$102,800,000, and the Infocom Seller Shares valued at US$14,200,000, receipt of which in full is acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby purchases and accepts from Assignor, all of Assignor’s rights, title and interests in and to the Philippine Seller Shares.

2. Capital gains tax (“CGT”) due in connection with the assignment, transfer and conveyance of the Philippine Seller Shares to the Assignee shall be for the account of Assignor while documentary stamp tax (“DST”) due in connection with the assignment, transfer and conveyance of the Philippine Seller Shares to the Assignee shall be for the account of Assignee. The Assignor shall file the CGT Return and pay the amount of CGT due thereon, and Assignee shall file the DST Return and pay the amount of DST due thereon, in such form and within the period prescribed under applicable law. Assignor shall procure from the BIR a Tax Clearance Certificate and a Certificate Authorizing Registration (the “BIR Issuances”), in each case, with respect to the assignment, transfer and conveyance by Assignor to Assignee of the Philippine Seller Shares within thirty (30) days from the date of this Deed of Assignment or such longer period as may be agreed by Assignor and Assignee. The Assignor shall also cause the transfer of the Philippine Seller Shares to and in the name of Assignee in the respective books and records of SPi Technologies, SPi CRM and Infocom, and the issuance of Stock Certificates evidencing the Philippine Seller Shares in the name of Assignee (the “Share Recording and Issuances”), within five (5) business days from the procurement of the BIR Issuances or such longer period as may be agreed by Assignor and Assignee.

3. Assignor hereby grants the Assignee a stockholder’s proxy, with full power of substitution or delegation, to vote or act with respect to the Philippine Seller Shares, which shall be valid until the issuance of the BIR Issuances and the completion of the Share Recording and Issuances which will evidence the transfer and recording of the Philippine Seller Shares in the name of Assignee. This proxy is coupled with an interest and shall be irrevocable by Assignor, and Assignor will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.

4. Effective as of the date of this Deed of Assignment, all dividends, voting and other rights pertaining to the Philippine Seller Shares shall absolutely and exclusively vest in Assignee. Should any dividends be paid to Assignor on the Philippine Seller Shares, Assignor shall hold the same in trust for and promptly remit to Assignee the amount thereof. In addition, Assignor shall promptly deliver to Assignee any notice of stockholders’ meetings and other stockholders’ actions such as but not limited to stock rights offering and conversion rights, to enable Assignee to exercise its rights as beneficial owner of the Philippine Seller Shares and, for this purpose, Assignor agrees to execute and deliver to Assignee any and all documents and perform on behalf of Assignee all acts required or necessary, as requested by and in accordance with the express instructions of Assignee.

5. Assignor and Assignee each represents and warrants to the others as follows:

(a)	it has the power and authority to enter into, execute, and perform its obligations under, this Deed of Assignment and such other documents required to be executed or performed by it hereunder;

(b)	this Deed of Assignment, upon its execution, constitutes its legally valid and binding obligation enforceable against it in accordance with its terms; and

(c)	the execution, delivery and performance by it of this Deed of Assignment will not result in any violation of, or conflict with, its Articles of Incorporation, By-Laws and other constitutive documents or any laws, regulations or judgments applicable to it, and will not constitute a default or give rise to any right of termination, cancellation or acceleration of any of its rights or obligations under any agreement binding upon it.

In addition, the Assignor represents and warrants to the Assignee that it is the legal and beneficial owner of the Philippine Seller Shares which, for the avoidance of doubt, includes the nominee shares of SPi Technologies, SPi CRM and Infocom as shown in Annex A, free and clear of all liens, security interests, encumbrances, claims, liabilities, restrictions and third party rights.

IN WITNESS WHEREOF, the parties hereto have caused this Deed of Assignment to be duly executed by their respective authorized officers as of the day and year first above written.

SPI GLOBAL HOLDINGS, INC.

By:	/s/ Anabelle Lim-Chua
	Name:	Anabelle L. Chua

Title:

ASIA OUTSOURCING PHILIPPINES HOLDINGS, INC.

By:	/s/ Maulik R. Parekh
	Name:	Maulik R. Parekh

	Title:	Director

[Signature Page to Deed of Assignment of Philippine Seller Shares]

ANNEX A

SPi Tech Shares

Name	Number of Shares
SPi Global Holdings, Inc.	26,002
Manuel V. Pangilinan	1
Maulik Parekh	1
Anabelle L. Chua	1
Setsuya Kimura	1
Napoleon L. Nazareno	1
Donald R. Felbaum	1
Ma. Lourdes C. Rausa-Chan	1

SPi CRM Shares

Name	Number of Shares
SPi Global Holdings, Inc.	242,564,552
Manuel V. Pangilinan	1
Anabelle L. Chua	1
Maulik Parekh	1
Napoleon L. Nazareno	1
Setsuya Kimura	1
Donald R. Felbaum	1
Ma. Lourdes C. Rausa-Chan	1

Infocom Shares

Name	Number of Shares
SPi Global Holdings, Inc.	18,782,837
Betty G. Lui	1
Maria Cecilia Ampeloquio	1
Maulik Parekh	1
Celestina Ilagan	1
David A. Bizzaro	1
Jose Fernando T. Valdez	1
Ryan Laureano	1

ACKNOWLEDGMENT

Republic of the Philippines)

Taguig City                                 ) S.S.

BEFORE ME, a Notary Public for and in Taguig City, personally appeared:

		Competent Evidence of Identity		Community Tax Certificate
Name		Type of ID	ID Number and Expiry Date (if applicable)	Number	Date/Place Issued
Asia Outsourcing Philippines Holdings, Inc. by Maulik Ramniklal Parekh	1	Passport	Z2323078; issued on 31 July 2012
	2	Driver’s License	No. 97-055-0553; issued on 15 February 2013
SPi Global Holdings, Inc. by Anabelle L. Chua	1	Passport	EB0080269; expiring on 8 April 2015 at Manila	No. 10710405	Issued on 21 February 2013; Makati City
	2	SSS	No. 03-6638932-6

Who represented to me that they are the same persons who signed the executed the foregoing Deed of Assginment and acknowledged to time that the same is their free and voluntary act and deed and of the corporations they represent for the uses and purposes therein set forth.

I further certify that said Deed of Assignment consists of six (6) pages including this one and signed by the above-mentioned parties.

IN WITNESS WHEREOF, I have hereunto affixed my signature and notarial seal in Taguig City this 30th day of April, 2013.

/s/ Diana Joy G. Dizon
Doc. No. 326	DIANA JOY G. DIZON
Page No. 67	Notary Public for Taguig City
Book No. 1	Until December 31, 2013
Series of 2013.	PTR No. A-1716024; 01-09-2013; Taguig City
IBP no. 920868; 01-03-2013; Makati City
ROLL OF ATTORNEYS NO. 61534
Notarial Commission No. 246 (2012-2013)
22/F ACCRALAW Tower
Second Avenue corner 30th St.,
Crescent Park West
Bonifacio Global City
0399 Taguig